July 29, 2009

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Québec H3B 4L8 Telephone: 514-878-2691 Fax: 514-878-2127 www.rcgt.com

Re:	Tiger Renewable Energy Ltd.
File No. 000-51388

Dear Sir or Madam:

We have read Item 4.01 of Amendment No. 1 to Form 8-K/A of Tiger Renewable Energy Ltd. dated July 29, 2009 and agree with the statements concerning our Firm contained therein.

Yours truly,

Chartered Accountants

Chartered Accountants
Member of Grant Thornton International Ltd